UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: April 13, 2007
(Date of earliest event reported)
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

8550 Mosley Drive		77075-1180
Houston, Texas
(Address of Principal		(Zip Code)
Executive Offices)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
     On April 13, 2007, Powell Industries, Inc. (the “Company”) issued a press release indicating that the Company’s Audit Committee and management have concluded that the Company’s consolidated financial statements for the first quarter of fiscal 2007 ended December 31, 2006, the eleven-month transition period ended September 30, 2006 and each of the fiscal quarters in such transition period, may no longer be relied upon pending an ongoing review. The press release is filed herewith as Exhibit 99.1.
     The information in this Item 2.02 of this Current Report is being furnished pursuant to Item 2.02 of Form 8-K and according to general instruction B.2. thereunder, the information in this Item 2.02 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.
     Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On April 13, 2007, the Audit Committee of the Company’s Board of Directors and the Company’s management concluded that certain accounting errors found at one of its divisions are reflected in the Company’s previously issued consolidated financial statements for the first quarter of fiscal 2007 ended December 31, 2006 and for the eleven-month transition period ended September 30, 2006 and one or more fiscal quarters in such transition period and that such consolidated financial statements, including those for each of the fiscal quarters of 2006, should no longer be relied upon pending completion of an ongoing review.
     The accounting errors occurred at one of the Company’s divisions and were discovered in the course of a review of the financial results of such division by a new controller of the division shortly after joining the Company. The accounting errors relate to certain adjusting entries pertaining to the reconciliation process for inventories, accounts payable and cost of sales. Based on current information, the cumulative effect of the issues identified at this division would cause an increase in the cost of sales resulting in a reduction to net income of approximately $2.5 million, or $0.22 per share. In addition, inventories and accounts payable reflected in the respective balance sheets contained in such financial statements were also misstated.
     The Audit Committee, in consultation with management, is investigating this issue to fully understand its origin and determine the adjustments necessary to correct previously filed financial statements. The preliminary findings, both the cumulative effect and periods impacted, are subject to change based on further analysis. Upon completion of its review, the Company plans to restate financial statements and its assessment of internal controls as appropriate. The completion of the Company’s review and the necessary restatements will probably delay the filing of the Company’s second quarter Form 10-Q.
     The management of the Company and the Audit Committee of the Board of Directors of the Company have discussed the matters contained herein with the Company’s registered independent public accounting firm.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated April 13, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: April 16, 2007	By:	/s/ DON R. MADISON Don R. Madison
Vice President
Chief Financial Officer
(Principal Accounting and Financial Officer)

Index to Exhibits

Exhibit
Number	Description
99.1	Press Release dated April 13, 2007.